Exhibit 99.1
The Ensign Group Reports Fourth Quarter 2010 Earnings of $0.55 per Share; Issues 2011 Guidance
Conference Call and Webcast Scheduled for February 17, 2011 at 10:00 am PT
MISSION VIEJO, California (PR Newswire) — February 16, 2011 — The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, hospice care and assisted and independent living companies, today reported record results for the fourth quarter and full year 2010.
Financial Highlights Include:
▪	Same-store occupancy grew by 137 basis points to a record 83.1% for the year, and by 194 basis points to 83.7% for the quarter;

▪	Consolidated EBITDAR climbed 22.8% to $106.8 million for the year, with consolidated EBITDAR margins improving by 40 basis points to 16.4% and same-store EBITDAR margins increasing by 92 basis points to 17.6% for the year and by 192 basis points to 18.9% for the quarter;

▪	Same-store skilled mix by revenue increased 292 basis points to 53.5% for 2010, and by 319 basis points to 54.6% for the quarter;

▪	Total revenue was a record $649.5 million for the year and $172.8 million for the quarter, up 19.8% and 17.8% over the comparable periods in 2009;

▪	Consolidated net income for the year climbed 24.7% to $40.5 million, or $1.92 per diluted share; and

▪	The company’s net debt-to-EBITDAR ratio at December 31 was 1.76x.
Operating Results
Ensign’s President and Chief Executive Officer Christopher Christensen cited the company’s concerted focus on census growth in producing record results while overall occupancy fell elsewhere in the industry. “Making each Ensign facility the facility of choice in the community it serves is not only the key to consistent financial performance, but the antidote for almost any economic challenge facing the industries in which we operate,” he said.
Mr. Christensen lauded the company’s facility leaders and care teams, stating that, “We could never have achieved this occupancy growth or these financial results without first and consistently delivering outstanding clinical outcomes for our residents and their families,” noting that based on state survey results, 2010 had seen a marked uptick in quality-of-care metrics across the organization. “Quality care begets financial performance,” he added, “and the clinical excellence that produced these results is the work product of many, many dedicated leaders and caregivers across the Ensign organization who selflessly give their all to their residents, their communities and each other every day.”
He noted that the company achieved these results while actively acquiring additional assets, with eight new facilities and one home health business flying the Ensign banner since January 1, 2010, some of which were initially dilutive to earnings, as expected.
Executive Vice President Greg Stapley discussed Ensign’s 2010 growth, saying, “The kinds of acquisitions we’ve made this past year have tended more toward the strategic, as opposed to the opportunistic, which is what we usually do as market forces start to favor sellers. But we continue to see and seek both kinds of opportunities, and expect to continue acquiring both strategically and opportunistically, and always in a disciplined fashion.”
Mr. Stapley noted that the company has already acquired two strategic “potential flagship” continuing care retirement campuses in the first quarter of 2011. He also observed that opportunities for organic growth and improvement across the company’s expanding portfolio appear more compelling than ever, as local leaders continue to focus on business fundamentals, occupancy continues to climb, and recent acquisitions start to mature.
Mr. Christensen also referenced Ensign’s balance sheet and its industry-low debt ratio, reporting that the company’s net-debt-to-EBITDAR ratio was 1.76x at year end. He further noted that the company continues to generate strong cash flow, with cash on hand on December 31 of $72.1 million, and net cash from operations of $60.5 million for the year.
In other results, consolidated EBITDA for the year grew by 27.8% or $20.1 million, to $92.3 million. Overall EBITDAR margins increased 40 basis points to 16.4% for the year, and by 92 basis points to 17.0% in the quarter. Consolidated net income margins climbed by 25 basis points to 6.24% for the year, and by 83 basis points to 6.76% for the quarter, notwithstanding recent acquisitions, which typically carry little or no positive margin at all upon acquisition.
Net income was $11.7 million for the quarter and $40.5 million for the year. Fully diluted GAAP earnings per share were $0.55 for the quarter, compared to $0.41 per share in the prior year, and $1.92 for the year, compared to $1.55 in 2009.
A discussion of the company’s use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDAR and EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.
More complete information is contained in the Company’s 10-K, which was filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.
2011 Guidance Issued
Management issued 2011 annual guidance, projecting revenues of $740 million to $756 million, and net income of $2.15 to $2.25 per diluted share for the year. The guidance is based on diluted weighted average common shares outstanding of 21.7 million and assumes, among other things, no additional acquisitions or dispositions beyond those made to date, an aggregate 1.0% projected decline in overall Medicaid reimbursement rates including expected provider tax increases, and taking into account the impact of wide variations in actual facility (versus aggregate state) rate changes in states like California which have facility-specific rates and Texas which has a patient-specific rate, and that tax rates do not materially increase.
Quarter Highlights
During the quarter, the company’s Board of Directors declared a quarterly cash dividend of $0.055 per share of Ensign common stock, an increase from the prior quarterly cash dividend of $0.05 per share. Ensign has been a dividend-paying company since 2002.
Also during the quarter, the company announced that it procured a $35 million, seven-year secured term loan from RBS Asset Finance, Inc., an affiliate of the Royal Bank of Scotland, which was mainly used to replenish the company’s acquisition fund. The loan, which funded on December 31, is secured by mortgages on four of the company’s previously-unencumbered properties. Of the company’s 55 owned properties, 30 remain unencumbered and may be leveraged to fund further expansion in the future.
The company also announced the acquisition of eight long-term care facilities and a home health business in six separate transactions since January 1, 2010. The facilities and business were purchased with cash, and include:
▪	In Idaho, Emmett Care & Rehabilitation Center, a 72-bed skilled nursing facility in Emmett, Idaho, and Parke View Rehabilitation & Care Center, an 86-bed skilled nursing facility in Burley, Idaho.

▪	In Texas, Heritage Gardens Healthcare Center, a 140-bed skilled nursing facility in Carrollton, Texas, and Silver Springs Healthcare Center, a 137-bed skilled nursing facility in Houston, Texas.

▪	Also in Idaho, Horizon Home Health and Hospice, a well-regarded four-office home health and hospice agency based in the greater Boise, Idaho market.

▪	In Colorado, Canterbury Gardens Independent & Assisted Living Community, a 215-bed assisted and independent living facility in Aurora, Colorado.

▪	Also in Texas, Wisteria Place, a full-service senior care campus in Abilene, with 123 skilled nursing beds, 77 assisted living units and 20 independent living cottages, and Wisteria Independent Living, a separate residential retirement community also located in Abilene, with 72 independent living units.

▪	And in Utah, St. Joseph Villa, a full-service senior care campus with 221 skilled nursing beds, 48 assisted living units and 60 independent living apartments. St. Joseph Villa also includes the Marian Center, the Salt Lake Valley’s premier long-term inpatient acute psychiatric program, with its 12 psychiatric beds.
The acquisitions brought Ensign’s growing portfolio to 85 facilities, 55 of which are Ensign-owned, with Ensign affiliates holding purchase options on eight of Ensign’s 30 leased facilities. Management reaffirmed that Ensign is actively seeking additional opportunities to acquire both well-performing and struggling long-term care operations across the Western United States.

Conference Call
A live webcast will be held on Thursday, February 17, 2011 at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) to discuss Ensign’s fourth quarter and fiscal 2010 financial results, and Management’s 2011 guidance. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Thursday, February 24, 2011.
About Ensign™
The Ensign Group, Inc.’s operating subsidiaries provide a broad spectrum of skilled nursing, assisted living and independent living services, home health and hospice services, physical, occupational and speech therapies, and other rehabilitative and healthcare services for both long-term residents and short-stay rehabilitation patients at 85 care facilities in California, Arizona, Texas, Washington, Utah, Idaho and Colorado. Each of these facilities is operated by a separate, wholly-owned independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-K, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Robert East, Westwicke Partners LLC, (443) 213-0500, bob.east@westwickepartners.com, or Gregory Stapley, Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
GAAP AND ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended				Year Ended
	December 31, 2010				December 31, 2010
		Non-				Non-
		GAAP		As	As	GAAP		As
	As Reported	Adj.		Adjusted	Reported	Adj.		Adjusted
Revenue	$172,757			$172,757	$649,532			$649,532
Expense:
Cost of services (exclusive of facility rent and depreciation and amortization shown separately below)	136,217	(54	)(1)	136,163	516,668	(150	)(1)	516,518
Facility rent—cost of services	3,656			3,656	14,478			14,478
General and administrative expense	7,205			7,205	26,099			26,099
Depreciation and amortization	4,395	(27	)(2)	4,368	16,633	(481	)(2)	16,152

Total expenses	151,473	(81)		151,392	573,878	(631)		573,247
Income from operations	21,284	81		21,365	75,654	631		76,285
Other income (expense):
Interest expense	(2,252)			(2,252)	(9,123)			(9,123)
Interest income	60			60	248			248

Other expense, net	(2,192)			(2,192)	(8,875)			(8,875)
Income before provision for income taxes	19,092	81		19,173	66,779	631		67,410
Provision for income taxes	7,420	32	(3)	7,452	26,253	248	(3)	26,501

Net income	$11,672	49		$11,721	$40,526	383		$40,909

Net income per share:
Basic	$0.56			$0.56	$1.95			$1.97

Diluted	$0.55			$0.55	$1.92			$1.93

Weighted average common shares outstanding:
Basic	20,791			20,791	20,744			20,744

Diluted	21,275			21,275	21,159			21,159

(1)	Represents acquisition-related costs.

(2)	Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(3)	Represents the tax impact of acquisition costs and patient base non-GAAP adjustments represented in entries (1) and (2).

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR
(in thousands)
     The table below reconciles net income to EBITDA and EBITDAR for the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Consolidated Statement of Income Data:
Net income	$11,672	$8,693	$40,526	$32,486
Interest expense, net	2,192	1,914	8,875	5,412
Provision for income taxes	7,420	5,503	26,253	21,040
Depreciation and amortization	4,395	3,863	16,633	13,276

EBITDA(1)	$25,679	$19,973	$92,287	$72,214

Facility rent—cost of services	3,656	3,571	14,478	14,703

EBITDAR(1)	$29,335	$23,544	$106,765	$86,917

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF CASH FLOWS
(In thousands)

	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$72,088	$38,855
Accounts receivable—less allowance for doubtful accounts of $9,793 and $7,575 at December 31, 2010 and 2009, respectively	69,437	62,606
Prepaid income taxes	1,333	1,242
Prepaid expenses and other current assets	7,175	6,498
Deferred tax asset—current	9,975	8,126

Total current assets	160,008	117,327
Property and equipment, net	262,527	230,774
Insurance subsidiary deposits and investments	16,358	13,810
Escrow deposits	14,422	7,595
Deferred tax asset	4,987	4,262
Restricted and other assets	6,509	5,650
Intangible assets, net	4,070	4,498
Goodwill	10,339	7,432
Other indefinite-lived intangibles	672	—

Total assets	$479,892	$391,348

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,897	$15,498
Accrued wages and related liabilities	37,377	28,756
Accrued self-insurance liabilities—current	11,480	10,074
Other accrued liabilities	13,557	15,375
Current maturities of long-term debt	3,055	2,065

Total current liabilities	83,366	71,768
Long-term debt—less current maturities	139,451	107,401
Accrued self-insurance liabilities—less current portion	25,920	22,096
Deferred rent and other long-term liabilities	2,952	2,524
Stockholders’ equity	228,203	187,559

Total liabilities and stockholders’ equity	$479,892	$391,348

     The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Year Ended
	December 31,
	2010	2009
	(In thousands)
Net cash provided by operating activities	$60,501	$46,271
Net cash used in investing activities	(57,186)	(80,469)
Net cash provided by (used in) financing activities	29,918	31,727

Net increase (decrease) in cash and cash equivalents	33,233	(2,471)
Cash and cash equivalents at beginning of period	38,855	41,326

Cash and cash equivalents at end of period	$72,088	$38,855

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Dollars in thousands)
     The following table summarizes our selected performance indicators, along with other statistics, for each of the dates or periods indicated:

	Three Months Ended
	December 31,
	2010	2009	Change	% Change
	(Dollars in thousands)
Total Facility Results :
Revenue	$172,757	$146,615	$26,142	17.8%
Number of facilities at period end	82	77	5	6.5%
Actual patient days	700,984	628,699	72,285	11.5%
Occupancy percentage — Operational beds	80.5%	78.7%		1.8%
Skilled mix by nursing days	24.5%	24.4%		0.1%
Skilled mix by nursing revenue	50.5%	47.9%		2.6%

	Three Months Ended
	December 31,
	2010	2009	Change	% Change
	(Dollars in thousands)
Same Facility Results(1) :
Revenue	$130,950	$119,683	$11,267	9.4%
Number of facilities at period end	56	56	—	—%
Actual patient days	499,241	491,648	7,593	1.5%
Occupancy percentage — Operational beds	83.7%	81.7%		2.0%
Skilled mix by nursing days	28.2%	27.3%		0.9%
Skilled mix by nursing revenue	54.6%	51.4%		3.2%

	Three Months Ended
	December 31,
	2010	2009	Change	% Change
	(Dollars in thousands)
Transitioning Facility Results(2) :
Revenue	$9,785	$8,623	$1,162	13.5%
Number of facilities at period end	6	6	—	—%
Actual patient days	43,425	41,892	1,533	3.7%
Occupancy percentage — Operational beds	74.1%	71.5%		2.6%
Skilled mix by nursing days	19.4%	17.8%		1.6%
Skilled mix by nursing revenue	44.1%	39.3%		4.8%

	Three Months Ended
	December 31,
	2010	2009	Change	% Change
	(Dollars in thousands)
Recently Acquired Facility Results(3) :
Revenue	$32,022	$18,309	$13,713	NM%
Number of facilities at period end	20	15	5	NM%
Actual patient days	158,318	95,159	63,159	NM%
Occupancy percentage — Operational beds	73.5%	68.9%		4.6%
Skilled mix by nursing days	13.8%	12.2%		1.6%
Skilled mix by nursing revenue	34.1%	28.3%		5.8%

(1)	Same Facility results represent all facilities purchased prior to January 1, 2007.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2007 to December 31, 2008.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all acquisition made on or subsequent to January 1, 2009.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Dollars in thousands)
     The following table summarizes our selected performance indicators, along with other statistics, for each of the dates or periods indicated:

	Year Ended
	December 31,
	2010	2009	Change	% Change
	(Dollars in thousands)
Total Facility Results :
Revenue	$649,532	$542,002	$107,530	19.8%
Number of facilities at period end	82	77	5	6.5%
Actual patient days	2,706,543	2,353,087	353,456	15.0%
Occupancy percentage — Operational beds	79.9%	79.4%		0.5%
Skilled mix by nursing days	25.0%	24.6%		0.4%
Skilled mix by nursing revenue	49.1%	48.2%		0.9%

	Year Ended
	December 31,
	2010	2009	Change	% Change
	(Dollars in thousands)
Same Facility Results(1) :
Revenue	$497,274	$468,032	$29,242	6.2%
Number of facilities at period end	56	56	—	—%
Actual patient days	1,971,860	1,980,008	(8,148)	(0.4)%
Occupancy percentage — Operational beds	83.1%	81.7%		1.4%
Skilled mix by nursing days	28.6%	26.6%		2.0%
Skilled mix by nursing revenue	53.5%	50.6%		2.9%

	Year Ended
	December 31,
	2010	2009	Change	% Change
	(Dollars in thousands)
Transitioning Facility Results(2) :
Revenue	$35,830	$33,305	$2,525	7.6%
Number of facilities at period end	6	6	—	—%
Actual patient days	167,245	162,250	4,995	3.1%
Occupancy percentage — Operational beds	71.9%	69.8%		2.1%
Skilled mix by nursing days	19.1%	18.1%		1.0%
Skilled mix by nursing revenue	41.5%	41.2%		0.3%

	Year Ended
	December 31,
	2010	2009	Change	% Change
	(Dollars in thousands)
Recently Acquired Facility Results(3) :
Revenue	$116,428	$40,665	$75,763	NM%
Number of facilities at period end	20	15	5	NM%
Actual patient days	567,438	210,829	356,609	NM%
Occupancy percentage — Operational beds	72.5%	68.1%		4.4%
Skilled mix by nursing days	13.8%	11.2%		2.6%
Skilled mix by nursing revenue	31.5%	25.2%		6.3%

(1)	Same Facility results represent all facilities purchased prior to January 1, 2007. Same Facility results for 2009 include the results of operations through September 30, 2009 of our assisted living facility in Arizona where we decided not to exercise our renewal option on the lease which expired on September 30, 2009. The non-renewal of this lease reduced the number of actual patient days by 21,984 during the year ended December 31, 2010.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2007 to December 31, 2008.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2009.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND REVENUE BY PAYOR
     The following table reflects the change in the skilled nursing average daily revenue rates by payor source, excluding therapy and other ancillary services that are not covered by the daily rate:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	Same Facility			Same Facility
			%			%
	2010	2009	Change	2010	2009	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$647.13	$555.81	16.4%	$577.63	$547.06	5.6%
Managed care	350.48	343.66	2.0%	345.36	337.99	2.2%
Other skilled	534.53	551.05	(3.0)%	546.35	592.57	(7.8)%
Total skilled revenue	523.75	469.47	11.6%	484.67	465.12	4.2%
Medicaid	166.47	163.90	1.6%	165.10	161.36	2.3%
Private and other payors	194.46	183.34	6.1%	189.78	182.69	3.9%
Total skilled nursing revenue	$269.94	$249.51	8.2%	$258.89	$244.39	5.9%
     The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended				Year Ended
	December 31,				December 31,
	2010		2009		2010		2009
	$	%	$	%	$	%	$	%
Revenue:
Medicaid	$66,878	38.7%	$59,760	40.8%	$259,711	40.0%	$219,188	40.4%
Medicare	61,194	35.4	46,895	32.0	219,217	33.7	174,769	32.3
Medicaid-skilled	4,111	2.4	3,823	2.6	17,573	2.7	12,449	2.3

Total	132,183	76.5	110,478	75.4	496,501	76.4	406,406	75.0
Managed Care	22,265	12.9	19,868	13.5	84,364	13.0	72,544	13.4
Private and Other	18,309	10.6	16,269	11.1	68,667	10.6	63,052	11.6

Total revenue	$172,757	100.0%	$146,615	100.0%	$649,532	100.0%	$542,002	100.0%

Discussion of Non-GAAP Financial Measures
EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, and (d) facility rent-cost of services. The Company believes that the presentation of EBITDA and EBITDAR provides important supplemental information to management and investors to evaluate the Company’s operating performance. The Company believes disclosure of adjusted non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company’s Report on Form 10-K filed today with the SEC. The Form 10-K is available on the SEC’s website at www.sec.gov or under the “Financial Information” link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.